SCHEDULE 14C INFORMATION
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CHINA OUMEI REAL ESTATE INC.
(Name of Registrant as Specified in Its Charter)

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CHINA OUMEI REAL ESTATE INC.
Floor 28, Block C
Longhai Mingzhu Building
No.182 Haier Road
Qingdao 266000
People’s Republic of China

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about Friday, October 15, 2010, to the holders of record of the outstanding ordinary shares, par value US$0.002112 per share (“Ordinary Shares”), and 6% Convertible Preference Shares, par value US$0.002112 per share (“Convertible Preference Shares”), of China Oumei Real Estate Inc., a Cayman Islands company (the “Company”), as of the close of business on October 12, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated October 12, 2010 (the “Written Consent”), of shareholders of the Company owning at least a majority of the outstanding Ordinary Shares and Convertible Preference Shares of the Company as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to China Oumei Real Estate Inc.

The Written Consent approved the Company’s 2010 Equity Incentive Plan (the “Plan”). A copy of the Plan is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of our outstanding Ordinary Shares and Convertible Preference Shares (calculated on an “as converted” basis) and is sufficient under the Cayman Islands Companies Law (2010 Revision) (the “Companies Law”) and our Amended and Restated Memorandum and Articles of Association to approve the Plan (including the ability of the Company to effect compulsory repurchase of Ordinary Shares pursuant to the Plan). Accordingly, the Plan is not presently being submitted to our other shareholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions approved by the Written Consent will not become effective until 20 days after this Information Statement is first mailed to our shareholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Antoine Cheng
Antoine Cheng
Chairman of the Board of Directors

GENERAL INFORMATION

This Information Statement is being first mailed to shareholders by the Board of Directors on or about October 15, 2010 to provide material information regarding the proposals described herein.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the chief financial officer at the Company’s executive offices at the address specified above, or by calling us at (86) 532 8099 7969.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY SHAREHOLDERS

Under the Companies Law and our Amended and Restated Memorandum and Articles of Association, approval of the Plan (including the ability of the Company to effect compulsory repurchase of Ordinary Shares pursuant to the Plan) by our shareholders requires passage of an ordinary resolution, being a written resolution passed by a simple majority of our shareholders (calculated on an “as converted” basis) or a resolution passed by a simple majority of our shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the Company.

Holders of our Ordinary Shares and Convertible Preference Shares are entitled to one vote per share, voting together as a single class on an “as converted” basis (each Convertible Preference Share is currently convertible into one Ordinary Share), on all matters submitted to a vote of shareholders. As of the Record Date, there were 31,000,062 Ordinary Shares and 2,774,700 Convertible Preference Shares issued and outstanding.

On October 12, 2010, our Board of Directors and our Compensation Committee of our Board of Directors unanimously adopted resolutions approving the Plan and the Board recommended that our shareholders approve the Plan as set forth in Appendix A within one year. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors believes that the Plan will help us to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to our employees, directors and consultants, and promote the success of our business.

CONSENTING SHAREHOLDERS

On October 12, 2010, Longhai Holdings Company Limited (“Longhai Holdings”), being the record holder of 27,143,000 Ordinary Shares (representing approximately 80.36% of the issued and outstanding Ordinary Shares and Convertible Preferences Shares) on the Record Date, adopted written resolutions approving the Plan (including the ability of the Company to effect compulsory repurchase of Ordinary Shares pursuant to the Plan). The resolutions adopted by Longhai Holdings in the Written Consent will become effective 20 days after this Information Statement is first mailed to our shareholders.

Accordingly, we have obtained all necessary corporate approvals in connection with the adoption of the Plan. We are not seeking written consent from any other shareholders, and the other shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by written consent and giving shareholders notice of such actions taken as required by the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of each class of our voting securities as of October 12, 2010 (i) by each person who is known by us to beneficially own more than 5% of our voting securities; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Floor 28, Block C, Longhai Mingzhu Building, No.182 Haier Road, Qingdao 266000, People’s Republic of China.

Name and Address of Beneficial Owner	Office, If Any	Shares Beneficially Owned(1)
		Ordinary Shares(2)		Preference Shares(3)		% Total Voting Power(4)
		Shares	% of Class	Shares	% of Class
Directors and Officers
Antoine Cheng (5)	Chairman	27,143,000	87.56%	0	*	80.36%
Weiqing Zhang (6)	CEO and Director	10,000	*	0	*	*
Zhaohui John Liang	CFO	0	*	0	*	*
Yang Chen (7)	President	10,000	*	0	*	*
Lawrence Lee	Director	0	*	0	*	*
Dr. Peter Linneman	Director	0	*	0	*	*
Ruiping Tao	Director	0	*	0	*	*
All officers and directors as a group (7 persons named above)		27,163,000	87.62%	0	*	80.42%
5% Security Holders
Longhai Holdings Company Limited (5)		27,143,000	87.56%	0	*	80.36%
Jayhawk Private Equity Fund II, L.P. (8) 930 Tahoe Blvd., 802-281 Incline Village, NV 89451		375,000	1.20%	750,000	27.03%	3.29%
Access America Fund, LP (9) 11200 Westheimer Rd., Suite 508 Houston, TX 77042		404,164	1.30%	375,000	13.51%	2.29%
Hua-Mei 21st Century Partners, LP (10) 237 Park Avenue, 9th Floor New York, NY 10017		446,500	1.43%	475,000	17.12%	2.71%
Guerrilla Partners, LP (11) 237 Park Avenue, 9th Floor New York, NY 10017		258,500	*	275,000	9.91%	1.57%
Taylor International Fund, Ltd. (12) 714 S. Dearborn Street, 2nd Floor Chicago, IL 60605		404,164	1.30%	375,000	13.51%	2.29%

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 31,000,062 Ordinary Shares issued and outstanding as of October 12, 2010.

(3)

Based on 2,774,700 Convertible Preference Shares issued and outstanding as of October 12, 2010. Each Convertible Preference Share is convertible into one (1) ordinary share (subject to customary adjustments for share splits, combinations, or equity dividends on Ordinary Shares). Holders of Convertible Preference Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis.

(4)	Percentage of Total Voting Power represents total ownership with respect to all shares of our Ordinary Shares and Convertible Preference Shares, as a single class and on an “as converted” basis.

(5)

Includes 27,143,000 Ordinary Shares held by Longhai Holdings. Mr. Antoine Cheng is the sole shareholder and director of Longhai Holdings and has voting and dispositive control over the securities held by it. Pursuant to a Lock-up Agreement, dated April 14, 2010, all of the Ordinary Shares held by Longhai Holdings are subject to an eighteen-month lock-up period. In addition, pursuant to a Make Good Escrow Agreement, dated April 14, 2010, Longhai Holdings deposited 7,500,000 Ordinary Shares held by it into an escrow account for the benefit of the investors in the event that we fail to meet certain financial performance thresholds.

(6)	Pursuant to a Lock-up Agreement, dated April 14, 2010, all of the Ordinary Shares held by Mr. Weiqing Zhang are subject to an eighteen-month lock-up period.

(7)	Pursuant to the Lock-up Agreement, dated April 14, 2010, all of the Ordinary Shares held by Mr. Yang Chen are subject to an eighteen-month lock-up period.

(8)	Includes 375,000 shares underlying a warrant to purchase our Ordinary Shares. Kent C. McCarthy has sole voting and dispositive power over securities held by Jayhawk Private Equity Fund II, L.P.

(9)

Includes 187,500 shares underlying a warrant to purchase our Ordinary Shares. Christopher Efird is the Managing Partner of Access America Fund, LP and has voting and dispositive control over securities held by it.

(10)

Includes 237,500 shares underlying a warrant to purchase our Ordinary Shares. Peter Siris is the Managing Director of Hua-Mei 21st Century Partners, LP and has voting and dispositive control over securities held by it.

(11)

Includes 137,500 shares underlying a warrant to purchase our Ordinary Shares. Peter Siris is the Managing Director of Guerrilla Partners, LP and has voting and dispositive control over securities held by it.

(12)

Includes 187,500 shares underlying a warrant to purchase our Ordinary Shares. Robert J. Kirkland is the President of Taylor Asset Management, Inc., the general partner of Taylor International Fund, Ltd., and has voting and dispositive control over securities held by it.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

CHANGES OF CONTROL

We were organized under the laws of the Cayman Islands on March 10, 2006 as a blank check development stage company formed for the purpose of acquiring an operating business, through a share exchange, asset acquisition or similar business combination. From our inception until completion of the reverse acquisition described below on April 14, 2010, our operations consisted entirely of identifying, investigating and conducting due diligence on potential businesses for acquisition.

On April 14, 2010, we completed a reverse acquisition transaction through a share exchange with Leewell Investment Group Limited, a Hong Kong company (“Leewell”), whereby we acquired 100% of the issued and outstanding capital stock of Leewell in exchange for 29,235,000 Ordinary Shares, which shares constituted 94.31% of our issued and outstanding shares on a fully-diluted basis, as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Leewell became our wholly-owned subsidiary and the Longhai Holdings, the former shareholder of Leewell, became our controlling shareholder. The share exchange transaction with Leewell was treated as a reverse acquisition, with Leewell as the acquirer and China Oumei Real Estate Inc. as the acquired party.

Upon the closing of the reverse acquisition on April 14, 2010, Mr. David Richardson resigned from our Board of Directors, effective immediately, and Mr. Joseph Rozelle submitted a resignation letter in which he resigned from all offices that he held effective immediately and from his position as our director that became effective on May 1, 2010, the tenth day following our mailing of an information statement to our shareholders that complied with the requirements of Section 14f-1 of the Exchange Act. At such time, our Board of Directors increased its size from two (2) to three (3) members and appointed Mr. Antoine Cheng, Mr. Weiqing Zhang, and Mr. Zhongbo Zhou to fill the vacancies created by the resignations of Messrs. Richardson and Rozelle and such increase. Mr. Cheng’s appointment became effective upon closing of the reverse acquisition on April 14, 2010, while the appointments of Messrs. Zhang and Zhou became effective on May 1, 2010.

As a result of our reverse acquisition of Leewell, we assumed the business and operations of Leewell and its Chinese subsidiaries, which are engaged in the development and sale of residential and commercial properties in Shandong province, China.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background and Compensation Philosophy

Prior to our reverse acquisition of Leewell, our operating subsidiaries were private limited companies organized under the laws of the People’s Republic of China (“PRC”), and in accordance with PRC regulations, the salary of our named executive officers was determined by our shareholders.

In 2009, our Board of Directors determined the compensation of our named executive officers, based on our financial and operating performance and prospects and the contributions made by each of the executive officers to our success. In determining the compensation paid to our officers, we also made reference to similarly-sized real estate companies operating in our geographic region, such as Tiantai Real Estate, although we did not use a benchmark. As disclosed below, each of the named executive officers entered into an employment agreement and their employment agreements govern the amount of base salary the executives are paid.

During fiscal year 2009 we did not have a standing compensation committee. Our Board of Directors was responsible for the functions that would otherwise be handled by a compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers.

Elements of Compensation

We provide our executive officers with a base salary and discretionary bonuses to compensate them for services rendered during the year. Our executive officers do not receive compensation from any other persons, including our parent company or affiliates. We believe that our policy of compensating our executives in this way has served the Company well and does not encourage unreasonable risk-taking.

Prior to our reverse acquisition, compensation of our executive officers was based in significant part on an evaluation of company profits in comparison to the profits of peer companies. Individual officer compensation was determined on a case-by-case basis.

Specific performance measures to determine salary, bonuses and any other compensation measures for our named executive officers have not yet been determined. We expect that these compensation measures will be established and approved by our newly-formed Compensation Committee and will be awarded based upon the achievement of performance goals predetermined at the beginning of the applicable period.

  Base Salary. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience. The base salary paid to our named executive officers is governed by their respective employment agreements and is reflected in the Summary Compensation Table below.

  Discretionary Bonus. We did not pay bonus compensation to our executive officers in 2009. If, in the future, our Compensation Committee determines to provide bonus compensation as a regular part of our executive compensation package, our Compensation Committee may adopt a formal incentive bonus plan, which will establish performance goals for each of the executive officers and maximum amounts that may be earned upon attainment of such performance goals.

  Equity Incentives. In fiscal year 2009, we did not have an equity based incentive program and we did not grant share based awards as a component of compensation in 2009. As described in detail below, our Board of Directors and Compensation Committee approved the Plan on October 12, 2010. The Plan will become effective on the 20th day after this Information Statement is first mailed to our shareholders. Upon the effectiveness of the Plan, awards may be granted under it which will provide us with the ability to provide to our eligible employees, including each of our named executive officers, grants of equity compensation awards based on our ordinary shares if our Compensation Committee determines that such awards are in our and our shareholders’ best interests.

  Retirement Benefits. Our executive officers are not presently entitled to company-sponsored retirement benefits.

  Perquisites. Historically, we have provided certain of our named executive officers with perquisites and other personal benefits that we believe are reasonable. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete, especially for executives who perform services abroad as expatriates. We believe that these additional benefits assist our executives in performing their duties and provide time efficiencies for our executives. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE
FOR THE FISCAL YEAR ENDED DECEMBER 25, 2009

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Statement.

/s/ Compensation Committee
Lawrence Lee, Dr. Peter Linneman and Ruiping Tao

Summary Compensation Table — Fiscal Years Ended December 25, 2009, 2008 and 2007

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of US$100,000.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Share Awards (US$)	Option Awards (US$)	All Other Compensation (US$)	Total (US$)
Weiqing Zhang, Chief Executive Officer (1)	2009	15,812	0	0	0	0	15,812
	2008	14,000	0	0	0	0	14,000
	2007	9,000	0	0	0	0	9,000
Yang Chen, former Chief Financial Officer(1)	2009	14,000	0	0	0	0	14,000
	2008	14,000	0	0	0	0	14,000
	2007	-	-	-	-	-	-
Joseph Rozelle, former President and Chief Financial Officer (2)	2009	0	0	0	0	0	0
	2008	0	0	0	0	0	0
	2007	0	0	0	0	0	0

(1)

On April 14, 2010, we acquired Leewell in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Weiqing Zhang became our Chief Executive Officer and President and Mr. Chen became our Chief Financial Officer. On June 22, 2010, Mr. Weiqing Zhang resigned as our President and Mr. Chen resigned as our Chief Financial Officer and was appointed as our President. On the same date, Mr. Zhaohui John Liang was appointed as our Chief Financial Officer. Prior to the effective date of the reverse acquisition, Messrs. Zhang and Chen held the same positions with Leewell’s PRC operating subsidiary, Qingdao Oumei Real Estate Development Co., Ltd. (“Oumei”). The annual, long-term, and other compensation shown in this table includes the amounts Messrs. Zhang and Chen received from Oumei prior to the consummation of the reverse acquisition. Mr. Chen was not employed by Oumei in 2007.

(2)	Mr. Joseph Rozelle resigned from all offices he held with us upon the closing of the reverse acquisition of Leewell on April 14, 2010.

Summary of Employment Agreements and Material Terms

Except for our current Chief Financial Officer, all of our employees, including Mr. Weiqing Zhang, our Chief Executive Officer and former President, and Mr. Yang Chen, our former Chief Financial Officer and currently our President, have executed our standard employment agreement. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. Mr. Zhang’s employment agreement provides for an annual salary of RMB108,000 (approximately US$16,000) and expires on June 5, 2012 and Mr. Chen’s employment agreement provides for an annual salary of RMB96,000 (approximately US$15,000) and expires on July 1, 2012.

On June 15, 2010 we entered into an employment agreement with our Chief Financial Officer, Mr. Zhaohui John Liang, pursuant to which we agreed to pay Mr. Liang an annual salary of US$200,000, subject to adjustment based on currency fluctuations. In addition, we agreed to establish an equity incentive plan for our officers and grant to Mr. Liang under such plan an option to purchase a number of our Ordinary Shares determined by our Board of Directors, but in no event less than 1.2% of the total number of our outstanding Ordinary Shares on the date of grant. We agreed to establish this equity incentive plan and make the above grant to Mr. Liang within three (3) months of the date of his employment agreement, but received a waiver from Mr. Liang permitting additional time as necessary to adopt the plan. The option will have an exercise price determined by our Board of Directors, but in no event greater than US$5.00 per share. Pursuant to the employment agreement, we also agreed to provide Mr. Liang and his direct family members with medical insurance and Mr. Liang is also eligible to participate in any bonus, incentive and benefit plans established by us. The term of the employment agreement is for two (2) years and may be terminated by us for cause upon thirty (30) days’ notice and by either party without cause upon sixty (60) days’ notice. Mr. Liang will also receive four months’ salary, accrued benefits, and an opportunity to vest and exercise all options if he resigns for good reason or is terminated without cause or after a change in control.

Other than noted above and necessary social benefits required by the PRC government, which are defined in the employment agreements, we currently do not provide other benefits to our officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal year ended December 25, 2009.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at December 25, 2009. No equity awards were made during the fiscal year ended December 25, 2009.

Option Exercises and Shares Vested

No options to purchase our shares were exercised by any of our named executive officers, nor were any restricted shares held by such executive officers vested during the fiscal year ended December 25, 2009.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended December 25, 2009.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended December 25, 2009.

Potential Payments Upon Termination or Change in Control

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to any named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of any named executive officer, or at, following, or in connection with a change in control of the Company or a change in any named executive officer’s responsibilities.

Mr. Zhaohui John Liang’s employment agreement entitles him to a lump sum payment equal to four months’ salary, accrued benefits, and an opportunity to vest and exercise all share options if he resigns for good reason or is terminated without cause or after a change in control. For purposes of Mr. Liang’s employment agreement, (1) “cause” means, as determined by our Board of Directors (or its designee) (a) conduct by Mr. Liang in connection with his employment duties or responsibilities that is fraudulent, unlawful or grossly negligent, (b) his willful misconduct, (c) the willful and continued failure of Mr. Liang to perform his duties with us (other than any such failure resulting from incapacity due to physical or mental illness, or (d) any material breach by Mr. Liang of any provision of his employment agreement; provided, however, that no such termination shall be deemed to be a termination for cause unless the Company has provided Mr. Liang with written notice of what it reasonably believes are the grounds for any termination for cause and Mr. Liang fails to take appropriate remedial actions during the thirty (30) day period following receipt of such written notice; (2) “good reason” means that without Mr. Liang’s prior written consent and in the absence of cause, one or more of the following events occurs: (a) any materially adverse change in Mr. Liang’s authority, duties, or responsibilities or any assignment to him of duties and responsibilities materially inconsistent with those normally associated with his position, or (b) a reduction in Mr. Liang’s salary or benefit, or (iii) Mr. Liang is required to be primarily based at any office more fifty (50) miles outside the metropolitan area of his then current business address, excluding travel required in the performance of his responsibilities; and (3) “change in control” means (a) the sale of more than fifty percent (50%) of our outstanding shares, other than in connection with an underwritten public offering of our securities, or (b) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, or (c) a merger, consolidation, or like business combination or reorganization of the Company (or similar transaction) in which the Company is not the surviving entity or following which our shareholders immediately prior to such transaction no longer control a majority of our voting shares.

Compensation of Directors

No member of our Board of Directors received any compensation for his services as a director during the fiscal year ended December 25, 2009.

On June 22, 2010, we entered into separate independent director agreements with each of our independent directors, Mr. Lawrence Lee, Dr. Peter Linneman and Mr. Ruiping Tao. Under the terms of the independent director agreements, we agreed to pay Mr. Lee an annual fee of US$40,000 and Mr. Tao an annual fee of RMB 120,000 (approximately US$17,564), as compensation for the services to be provided by them. As compensation for his services, we agreed to grant to Dr. Linneman 20,000 restricted Ordinary Shares at the time we establish an equity incentive plan, and on each anniversary of his appointment that he remains our director (regardless of his director status after such anniversary), 20,000 restricted Ordinary Shares and an option for the purchase of 20,000 Ordinary Shares. The options to be granted to Dr. Linneman will have an exercise price equal to the market closing price of our Ordinary Shares on the date of grant, or, if no such market closing price information is available, the Compensation Committee or our Board will determine the exercise price based on its analysis of the Ordinary Shares’ fair market value.

Compensation Committee Interlocks and Insider Participation

During the fiscal year 2009, we did not have a standing compensation committee. Our Board of Directors was responsible for the functions that would otherwise be handled by a compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers, however, none of our executive officers received any compensation during the last fiscal year. None of our executive officers has served on the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our Board or Compensation Committee.

Risk Considerations in our Compensation Policies

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs. In particular, the Compensation Committee assessed whether any such programs encourage excessive or inappropriate risk taking. The Compensation Committee considered the allocation of compensation among base salary, bonus and equity-base compensation, our approach to establishing company-wide and individual financial, operational and other performance targets, with payouts at multiple levels of performance and minimum levels of achievement, and evaluation of key performance metrics, each of which assists in mitigating excessive risk-taking that could harm our value. The assessment resulted in a determination that our current compensation programs, practices or policies facilitate the appropriate balance between prudent business risk and resulting compensation that does not encourage excessive risk-taking or create potential risks that are reasonably likely to have a material adverse effect on the Company.

ADOPTION OF THE 2010 EQUITY INCENTIVE PLAN

Our Board of Directors and the Compensation Committee of our Board of Directors approved the Plan on October 12, 2010. On October 12, 2010, Longhai Holdings adopted written resolutions approving the Plan. Pursuant to the resolutions adopted and Rule 14c-2 under the Exchange Act, the Plan will become effective on the 20th day following the mailing of this Information Statement to our shareholders. The following summary of the material features of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A. Unless otherwise defined, capitalized terms in this summary have the same meanings as provided in the Plan.

Summary of the Plan

Purpose. The purposes of the Plan are to promote the long-term growth and profitability of the Company and its Affiliates by stimulating the efforts of Employees, Directors and Consultants of the Company and its Affiliates who are selected to be participants, aligning the long-term interests of participants with those of shareholders, heightening the desire of participants to continue in working toward and contributing to our success, attracting and retaining the best available personnel for positions of substantial responsibility, and generally providing additional incentive for them to promote the success of our business through the grant of Awards of or pertaining to our Ordinary Shares. The Plan permits the grant of ISOs, NSOs, Restricted Shares, Share Grants, Restricted Share Units, Share Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

Administration. The Plan may be administered by our Board of Directors or a committee. The Plan is currently being administered by our Compensation Committee. The Administrator has the authority to determine the specific terms and conditions of all Awards granted under the Plan, including, without limitation, the number of Shares subject to each Award, the price to be paid for the Shares and the applicable vesting criteria. The Administrator has discretion to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility. NSOs, Restricted Shares, Restricted Share Units, Share Appreciation Rights, Performance Units and Performance Shares may be granted to Employees, Directors or Consultants either alone or in combination with any other Awards. ISOs may be granted only to employees of the Company, and of any Parent or Subsidiary. As of the Record Date, the Company had 216 Employees and four non-Employee Directors eligible to participate in the Plan. The Company expects the number of eligible participants in the Plan will not change significantly before the effectiveness date of the Plan.

Effect of Termination of Employment, Etc. Except for in connection with a Change of Control, unless the Administrator in its sole discretion shall at any time determine otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Options or SARs of the Participant shall cease to be exercisable in any respect not later than three (3) months following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the award agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

Shares Available for Issuance Under the Plan. Subject to adjustment as described below, (a) the maximum aggregate number of Shares that may be issued under the Plan is 3,000,000 Shares, (b) to the extent consistent with Section 422 of the Code, not more than an aggregate of 3,000,000 Shares may be issued under ISOs, and (c) not more than 3,000,000 Shares (or for Awards denominated in cash, the Fair Market Value of 3,000,000 Shares on the Grant Date), may be awarded to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m). The number and class of shares available under the Plan are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, share splits, share dividends, or other similar events which change the number or kind of shares outstanding.

Vesting and Option Periods. The Administrator, in its sole discretion, may impose vesting schedules, limitations on transferability and forfeiture conditions on any Award granted under the Plan as it may deem advisable or appropriate, on the basis of such conditions, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued status as a Service Provider), or any other basis the Administrator may determine in its discretion. Specifically, the options granted under the Plan are performance-based and do not begin vesting until the consummation of our initial public offering. However, upon the consummation of our initial public offering, the Option shall have an immediate vesting of all Shares that would have vested between the Grant Date and the consummation of the initial public offering. The Administrator, in its discretion, may accelerate the time at which any such restrictions will lapse or be removed. The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable. Unless terminated sooner in accordance with the Plan, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed in the award agreement.

Option Grants. An Option is the right to purchase our Ordinary Shares at a future date at a specified price. Options granted under the Plan may be either ISOs, within the meaning of Code section 422, or NSOs (i.e., options not intended to qualify as ISOs). The Administrator determines the terms of each Option at the time of grant, including the number of Shares covered by, the exercise price of, and the conditions and limitations applicable to the exercise of each Option (including vesting criteria); provided that (i) the exercise price of an Option may not be less than the Fair Market Value of a Share or the par value of a Share on the grant date and the term may not exceed ten years, (ii) ISOs may only be granted to Employees; (iii) if the optionee owns more than 10% of the total combined voting power of all classes of our shares, the exercise price of an ISO may not be less than 110% of the Fair Market Value of a Share on the grant date and the option term may not exceed five years. To the extent that the aggregate Fair Market Value of the shares underlying ISOs that first become exercisable in any calendar year exceeds US$100,000, such options will be treated as NSOs.

The Plan permits the following forms of payment of the exercise price of Options:

  cash or check;

  to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

  other Shares, provided the Shares have a Fair Market Value on the date of exercise of the Option equal to the aggregate exercise price for the Shares as to which said Option will be exercised (such Shares will be repurchased by the Company at a repurchase price equal to their Fair Market Value);

  to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker- assisted cashless exercise procedures approved by the Company and as in effect from time to time;

  by requesting the Company to withhold such number of Shares then issuable upon exercise of the Option that have an aggregate Fair Market Value equal to the exercise price for the Option being exercised;

  any combination of the foregoing; or

  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Restricted Share Awards. The Administrator may, in its discretion, award Restricted Shares to Service Providers and may determine the number of Shares awarded and the terms and conditions (including vesting criteria) of, and the amount of payment (which may not be less than par value per Share) to be made by the recipient for such Restricted Shares. During the Period of Restriction, Shares of Restricted Shares shall be subject to vesting or forfeiture (including a right of the Company to repurchase Restricted Shares at less than the then Fair Market Value per Share) arising on the basis of such conditions as the Administrator may determine in its sole discretion. Any such risk of forfeiture may be waived or terminated, or the Period of Restriction shortened, at any time by the Administrator on such basis as it deems appropriate. During the Period of Restriction, Service Providers holding Restricted Shares may exercise full voting rights with respect to those Shares and will be entitled to receive all dividends and other distributions paid with respect to such Shares. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. Except as provided in the Plan, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction

Share Grants. Share Grants not subject to risk of forfeiture or restrictions on transferability shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Administrator deems appropriate (provided that payment of not less than the par value per Share shall be required). Share Grants shall be made without forfeiture conditions of any kind.

Restricted Share Units. A Restricted Share Unit is the right to receive one Share at the end of a specified period of time. The Administrator may, in its discretion, award Restricted Share Units to Service Providers in such number and upon such terms and conditions (including vesting criteria) as determined by the Administrator. During the Period of Restriction, Restricted Share shall be subject to vesting or forfeiture arising on the basis of such conditions as the Administrator may determine in its sole discretion. Any such risk of forfeiture may be waived or terminated, or the Period of Restriction shortened, at any time by the Administrator on such basis as it deems appropriate. The Administrator may, at its discretion, pay Restricted Share Units in cash, shares or a combination thereof. Restricted Share Units that are paid in cash will not reduce the number of shares available for issuance under the Plan. On the date set forth in the award agreement, all unearned Restricted Share Units are forfeited to the Company.

Share Appreciation Rights. The Administrator may, in its discretion, award SARs to Service Providers in such number and upon such terms and conditions (including vesting criteria) as determined by the Administrator. The per share exercise price for the exercise of a SAR will be no less that the Fair Market Value or par value per share on the grant date. A SAR will expire upon the date determined by the Administrator, at its discretion, and set forth in the award agreement, provided that no SAR is exercisable on or after the tenth anniversary of the grant date. Upon exercise of a SAR, the recipient of the SAR is entitled to receive payment in an amount no greater than (i) the difference between the Fair Market Value of a share on the exercise date over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon exercise of a SAR may be in cash, shares of equivalent value or some combination thereof.

Performance Units and Performance Shares. The Administrator may, in its discretion, award Performance Units or Performance Shares to Service Providers in such number and upon such terms and conditions as determined by the Administrator. Each Performance Unit will have an initial value established by the Administrator, at its discretion, on or before the grant date. Each Performance Share will have an initial value equal to the Fair Market Value of a share on the grant date. The Administrator shall, at its discretion, determine the performance objectives or other vesting provisions which will determine the number or value of the Performance Units or Shares granted. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the holder over the Performance Period as determined by the extent to which performance objectives were achieved. At the discretion of the Administrator, the payment upon earned Performance Units or Performance Shares may be in cash, shares of equivalent value or some combination thereof. On the date set forth in the award agreement, all unearned or unvested Performance Units or Performance Shares will be forfeited to the Company and again be available for grant under the Plan.

The Plan provides that if the Company will claim deductions for performance-based grants that are subject to Section 162(m) of the Internal Revenue Code, the performance criteria for the grants will be objective and satisfy the other requirements of this Section. One or more of the following performance objectives may be adopted to satisfy this requirement under the Plan: Increased revenue; net income measures (including but not limited to income after capital costs and income before or after taxes); share price measures (including but not limited to growth measures and total shareholder return); market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization; cash flow measures (including but not limited to net cash flow and net cash flow before financing activities); return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency); expense measures (including but not limited to overhead cost and general and administrative expense); margins; shareholder value; total shareholder return; proceeds from dispositions; total market value; and corporate values measures (including but not limited to ethics compliance, environmental, and safety).

Adjustments, Dissolution, Liquidation, Merger or Change in Control. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company, affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended under the Plan, shall adjust the number and kind of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

In the event of a Change in Control, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Shares and Restricted Share Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

An Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

In the event of an involuntary termination of services of a Service Provider for any reason other than death, disability or cause within six (6) months following the consummation of a Change in Control, any of his or her Awards assumed or substituted in the Change in Control which are subject to vesting conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full. All such Accelerated Awards shall be exercisable for a period of one (1) year following termination, but in no event after expiration date of such Award.

Transferability. Unless otherwise provided in the Plan or otherwise determined by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. However, the Administrator may, at or after the grant of an Award other than an ISO, provide that such Award may be transferred by the recipient to a “family member” (as defined in the Plan); provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Administrator, acting in its sole discretion, and as required by our Amended and Restated Articles of Association. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

Substitution and Assumption of Awards. The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, share awards, share options, share appreciation rights or similar awards granted by another entity (including an Affiliate), if such assumption, substitution or replacement is in connection with an asset acquisition, share acquisition, merger, consolidation or similar transaction involving the Company (and/or its Affiliate) and such other entity. The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan.

Repricing; Exchange and Buyout of Awards. The repricing or termination and subsequent repricing of Options or SARs at a lower purchase price per Share than the original grant is permitted without prior shareholder approval. The Administrator may authorize the Company to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards, subject to the consent of the Participant whose rights would be impaired. The Administrator may at any time repurchase Options with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

Termination of, or Amendments to, the Plan. The Board may at any time amend, alter, suspend or terminate the Plan, provided that the Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted prior to the date of such termination.

New Plan Benefits

To date, we have not granted any awards under the Plan and we cannot now determine the number or type of awards to be granted in the future. Future grants of awards under the Plan are subject to the discretion of our Compensation Committee.

U.S. Federal Income Tax Consequences

The following is a brief summary of the United States federal income tax consequences relating to Awards granted under the Plan for participants. This summary is based on the federal tax laws in effect as of the date of this Information Statement. The summary is limited to the federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and the summary does not purport to address all tax considerations that are relevant. State, local, foreign and other taxes may differ. In addition, this summary assumes that all Awards are exempt from, or comply with, Internal Revenue Code section 409A. Each participant is urged to consult his or her own tax advisor as to the specific tax consequences to such participant of the grant of an Award, the vesting or exercise of an Award, and the disposition of shares that may be issued pursuant to an Award. The following summary also describes the availability of tax deductions to the Company if the Company were subject to U.S. federal income tax. However, the Company is not subject to U.S. federal income tax at the current time.

Incentive Share Options. Generally, a participant will not recognize income upon a grant or exercise of an ISO. At exercise, however, the excess of the Fair Market Value of the shares acquired upon such exercise over the option price is an item of adjustment in computing the participant’s alternative minimum taxable income. If the participant holds the shares received upon exercise of an ISO for more than two years from the grant date and one year from the date of exercise, any gain realized on a disposition of the shares is treated as long-term capital gain. If the participant sells the shares received upon exercise prior to the expiration of such periods (a “disqualifying disposition”), the participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the Fair Market Value of such shares on the exercise date over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the Fair Market Value on the exercise date will be capital gain.

Our Company is not entitled to a tax deduction as the result of the grant or exercise of an ISO. If the participant has ordinary income as compensation as a result of a disqualifying disposition, our Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the participant, assuming the deduction is allowed by Section 162(m) of the Internal Revenue Code.

Nonstatutory Share Options. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a NSO. On exercise, a participant will recognize as ordinary income the difference between the exercise price and the Fair Market Value of the shares on the exercise date, unless the shares are subject to certain restrictions on the participant’s ownership or disposition thereof. At the time the participant recognizes income, our Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the participant, assuming the deduction is allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of the shares acquired by exercise of the Option, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Share Appreciation Rights. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a SAR. When a participant exercises a SAR, the amount of cash and the Fair Market Value of the shares received will be ordinary income to the participant and will be deductible by our Company to the extent allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of any shares acquired by exercise of a SAR, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Restricted Shares. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of Restricted Shares. A participant may make an election under Section 83(b) of the Internal Revenue the Code to be taxed on the difference between the purchase price of the award and the fair market value of the award on the grant date.

Otherwise, upon the lapse of restrictions on Restricted Shares, the participant generally recognizes ordinary compensation income equal to the fair market value of the shares as of the date on which the restrictions lapse less the purchase price (if any) paid by the participant. When the participant recognizes ordinary income, the amount recognized by the participant will be deductible by our Company to the extent allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of any shares acquired through Restricted Share awards, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Restricted Share Units. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of Restricted Share Units. Upon the delivery to the participant of Ordinary Shares or cash in respect of Restricted Share Units, the participant generally recognizes ordinary compensation income equal to the Fair Market Value of the shares as of the date of delivery or the cash amount less the purchase price (if any) paid by the participant. When the participant recognizes ordinary income, the amount recognized by the participant will be deductible by our Company to the extent allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of any shares acquired through a Restricted Share Unit award, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Performance Units and Performance Share Awards. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Performance Unit or a Performance Share award. Generally, at the time a Performance Unit or Performance Share award is settled, following the determination that the performance targets have been achieved, the Fair Market Value of the shares delivered on that date, plus any cash that is received, constitutes ordinary income to the participant, and, provided the requirements of Section 162(m) of the Internal Revenue Code are met, our Company is entitled to a deduction for that amount. Upon disposition of any shares acquired through a Performance Unit or Performance Share Award, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Withholding. Our Company generally must collect and pay withholding taxes upon the exercise of a NSO or SAR, upon the earlier of the filing of a Section 83(b) election or upon the release of restrictions on Restricted Shares, and at the time that Restricted Share Units, Performance Shares or Performance Units are settled by delivering shares or cash to a participant.

DISSENTER’S RIGHTS

Under Cayman Islands law, holders of our shares are not entitled to dissenter’s rights of appraisal with respect to the adoption of the Plan.

INTEREST OF CERTAIN PERSONS IN THE PLAN

Our current officers and directors and persons who were officers or directors at any time since the beginning of the last fiscal year that are current officers, directors or employees of the Company or any of its subsidiaries are eligible to receive awards under the Plan.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our chief financial officer at the address specified above.

APPENDIX A

CHINA OUMEI REAL ESTATE INC.

2010 EQUITY INCENTIVE PLAN

1.

Purposes of the Plan. China Oumei Real Estate Inc., a Cayman Islands company (the “Company”) hereby establishes the CHINA OUMEI REAL ESTATE INC. 2010 EQUITY INCENTIVE PLAN (the “Plan”). The purposes of this Plan are to promote the long-term growth and profitability of the Company and its Affiliates by stimulating the efforts of Employees, Directors and Consultants of the Company and its Affiliates who are selected to be participants, aligning the long-term interests of participants with those of shareholders, heightening the desire of participants to continue in working toward and contributing to the success of the Company, attracting and retaining the best available personnel for positions of substantial responsibility, and generally providing additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s ordinary shares. The Plan permits the grant of Incentive Share Options, Nonstatutory Share Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights, Performance Units, Performance Shares and Share Grants as the Administrator may determine.

2.	Definitions. The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, business trust, or other entity or person controlling, controlled by or under common control of the Company, as determined by the Administrator in its sole discretion. For purposes of this defined term, “control” means having the power to direct or appoint the management of a company and “controlled” or “controlling” shall have correlative meanings. The term “Affiliate” shall include any business venture in which the Company has a direct or indirect significant interest, as determined by the Administrator in its sole discretion.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any share exchange or quotation system on which the ordinary shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Shares, Restricted Share Units, Share Grants, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; provided however, that for purposes of this subsection, the following shall not constitute a Change in Control: (1) any acquisition of securities directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or

(ii)

A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (except where such election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

(iii)

The consummation of the sale, transfer or other disposition by the Company of all or substantially all of the Company's assets, except with respect to a sale, transfer or other disposition of assets to a Parent, Subsidiary, or Affiliate;

(iv)

The consummation of a merger or consolidation of the Company with or into any other person, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who directly or indirectly held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee or subcommittee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Company” means CHINA OUMEI REAL ESTATE INC., a Cayman Islands company, or any successor thereto. For purposes of the Plan, the term “Company” shall include any present or future Parent and Subsidiary.

“Consultant” means any person, including an advisor, engaged by the Company or any Affiliate of the Company to render services to such entity.

“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Administrator, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or, in the absence of an effective designation by a Participant, the Participant’s estate.

“Director” means a member of the Board or any board of directors (or similar governing authority) of any Affiliate, including a non-employee Director.

“Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of ordinary shares determined as follows:

(i)

If the ordinary shares are listed on any established share exchange or a national market system, including without limitation, any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such ordinary shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination or, if no closing price is reported on that date, the closing price on the next preceding date for which a closing price is reported, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)

If the ordinary shares are regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCBB”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”), the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the ordinary shares on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)

In the absence of an established share exchange or a national market system for, or regular quotation by a recognized securities dealer of, the ordinary shares, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code Section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code Section 409A.

“Forfeiture” means the compulsory repurchase of a Share by the Company at par, with such repurchase proceeds to be retained by the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established. Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Share Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an Incentive Share Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Share Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a share option granted pursuant to the Plan.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Period” means, in respect of a Performance Share or Performance Unit or Qualified Performance-Based Awards, the time period during which the performance objectives or other vesting provisions must be met.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Restricted Shares or Restricted Share Units are subject to forfeiture.

“Plan” means this 2010 Equity Incentive Plan.

“Qualified Performance-Based Award” means an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Restricted Shares” means Shares awarded to a Participant subject to forfeiture in accordance with Section 7.

“Restricted Share Unit” means the right to receive one Share at or after the end of the Period of Restriction, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means an Employee, Director or Consultant.

“Share” means an ordinary share in the Company, as adjusted in accordance with Section 13.

“Share Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date. In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Share Grant” means the grant of Shares not subject to risk of forfeiture or restrictions on transferability.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Section 424(d)) of the Code possessing more than 10% of the total combined voting power of all classes of shares of the Company, or any Parent or Subsidiaries.

3.	Shares Subject to the Plan.

a.	Shares Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is three million (3,000,000) Shares.

b.

Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Shares, Restricted Share Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the unpurchased, forfeited or unissued Shares (as the case may be) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to an SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that are exchanged by a Participant or withheld by the Company to pay the full or partial exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. Notwithstanding the foregoing, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Shares, Restricted Share Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. To the extent required by Section 162(m) of the Code in order for Awards to be exempt from the tax deduction limits thereof, Shares subject to Awards that are cancelled shall not be available for future grant or sale under the Plan.

c.	Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.

a.

Procedure. The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. If and so long as the ordinary shares are registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding: (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any share exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan, if the Company grants any Qualified Performance-Based Award. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate.

Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

b.

Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

i.	to determine the Fair Market Value;

ii.	to select the Service Providers to whom Awards may be granted hereunder;

iii.	to determine the type of Award and number of Shares to be covered by each Award granted hereunder;

iv.	to approve forms of agreement for use under the Plan;

v.

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

vi.	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

vii.	to prescribe, amend and rescind rules and regulations relating to the Plan;

viii.

to modify or amend each Award to the extent any modification or amendment is consistent with the terms of the Plan, and does not materially impair the rights of any Participant unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company;

ix.	to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

x.	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xi.	to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws;

xii

to the extent permitted by Applicable Laws, to delegate, as it may deem appropriate, to one or more executive officers of the Company the authority to grant Awards to Service Providers who are not Officers and Directors, and exercise such other powers under the Plan as the Administrator may determine, in accordance with such guidelines as the Administrator shall set forth at any time or from time to time; and

xiii.	to make all other determinations deemed necessary or advisable for administering the Plan.

c.

Effect of Administrator's Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5.	Authorization of Grants

a.

Eligibility. NSOs, Restricted Shares, Restricted Share Units, SARs, Performance Units and Performance Shares may be granted to Service Providers either alone or in combination with any other Awards. ISOs may be granted as specified in Section 15(a) to employees of the Company, and of any Parent or Subsidiary.

b.

General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Sections), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Administrator may prescribe. Any additional terms of an Award shall be set forth in an agreement evidencing the Award by and between the Company and the Participant.

c.

Vesting Conditions. The Administrator may impose vesting schedules, limitations on transferability and forfeiture conditions on any Award granted under this Plan as the Administrator in its sole discretion may deem advisable or appropriate, on the basis of such conditions, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued status as a Service Provider), or any other basis the Administrator may determine in its discretion and provide for in the applicable Award Agreement. Specifically, the options granted under the 2010 Plan are performance-based and do not begin vesting until the consummation of the Company’s initial public offering. However, upon the consummation of the Company’s initial public offering, the Option shall have an immediate vesting of all Shares that would have vested between the Grant Date and the consummation of the Company’s initial public offering. The Administrator, in its discretion, may accelerate the time at which any such restrictions will lapse or be removed. The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

d.

Effect of Termination of Employment, Etc. Except as otherwise provided in Section 13, unless the Administrator in its sole discretion shall at any time determine otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or SAR of the Participant shall cease to be exercisable in any respect not later than three (3) months following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of three (3) months days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

6.	Share Options.

a.

Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion. The Administrator may grant NSOs, ISOs, or any combination of the two. ISOs shall be granted in accordance with Section 15(a) of the Plan.

b.

Option Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option’s exercise price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, vesting criteria and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion. If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

c.

Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date. Notwithstanding the above or any other term in this Plan or any Award Agreement, Shares shall be issued pursuant to exercise of an Option at a price at least equal to their par value.

d.

Term of Options. The term of each Option will be stated in the Award Agreement. Unless terminated sooner in accordance with the Plan or Award Agreement, no Option shall be exercisable on or after the tenth anniversary of the Grant Date.

e.	Time and Form of Payment.

i.

Exercise Date. Each Award Agreement shall specify how and when Shares covered by an Option may be purchased. The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of the Option, exercise periods. The Administrator may accelerate the exercisability of any Option or portion thereof.

ii.

Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator shall specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse or a Designated Beneficiary. Until the Shares are issued (as evidenced by the appropriate entry in the register of members of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

iii.	Payment. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(1)	cash;

(2)	check;

(3)	to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4)

other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised (such Shares will be repurchased by the Company at a repurchase price equal to their Fair Market Value);

(5)

to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6)

by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate exercise price of the Shares being acquired;

(7)	any combination of the foregoing methods of payment; or

(8)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

f.

Forfeiture of Options. All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7.	Restricted Shares; Share Grants.

a.

Grant of Restricted Shares. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Shares to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b.

Restricted Shares Award Agreement. Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, vesting criteria, transferability restrictions, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company’s designee as escrow agent will hold Restricted Shares until the restrictions on such Shares have lapsed. Any share certificates issued in respect of an Award of Restricted Shares shall be registered in the name of the Participant and, unless otherwise determined by the Administrator, deposited by the Participant, together with a signed share transfer instrument endorsed in blank, with the Company (or its designee).

c.	Terms and Conditions.

i.

Vesting Conditions. During the Period of Restriction, Restricted Shares shall be subject to forfeiture (including a right in the Company to repurchase Restricted Shares at less than the then Fair Market Value per Share) arising on the basis of such conditions as the Administrator may determine in its sole discretion. Any such risk of forfeiture may be waived or terminated, or the Period of Restriction shortened, at any time by the Administrator on such basis as it deems appropriate.

ii.	Voting Rights. During the Period of Restriction, Service Providers holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.

iii.

Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Restricted Shares will be entitled to receive all dividends and other distributions paid with respect to such Shares. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

iv.

Transferability. Except as provided in the Plan, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d.

Removal of Restrictions. All restrictions imposed on Restricted Shares shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator. Restricted Shares not previously forfeited will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred.

e.

Share Grants. Share Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Administrator deems appropriate. Share Grants shall be made without forfeiture conditions of any kind.

8.	Restricted Share Units.

a.

Grant of Restricted Share Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Share Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b.

Restricted Share Units Award Agreement. Each Award of Restricted Share Units will be evidenced by an Award Agreement that will specify the number of Restricted Share Units granted, vesting criteria, form of payout, vesting criteria and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c.

Vesting Conditions. During the Period of Restriction, Restricted Shares shall be subject to forfeiture arising on the basis of such conditions as the Administrator may determine in its sole discretion. Any such risk of forfeiture may be waived or terminated, or the Period of Restriction shortened, at any time by the Administrator on such basis as it deems appropriate.

d.

Time and Form of Payment. Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Share Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred. Except as otherwise provided in the Award Agreement, Restricted Share Units may be paid in cash (equal to the aggregate Fair Market Value of the Shares underlying the vested Restricted Share Units), Shares, or a combination thereof at the sole discretion of the Administrator. Restricted Share Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

9	Share Appreciation Rights.

a.

Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b.

Award Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, vesting criteria and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c.

Exercise Price and Other Terms. The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date. No SAR shall be exercisable on or after the tenth anniversary of the Grant Date. Notwithstanding the above or any other term in this Plan or any Award Agreement, Shares shall be issued pursuant to exercise of an SAR at a price at least equal to their par value.

d.

Time and Form of Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

10.	Performance Units and Performance Shares.

a.

Grant of Performance Units and Performance Shares. Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

b.

Award Agreement. Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c.

Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

d.

Vesting Conditions and Performance Period. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Participant. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

e.

Time and Form of Payment. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired. An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

f.

Forfeiture of Performance Units and Performance Shares. All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11.

Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any approved leave of absence or (ii) transfers between locations of the Company or between the Company and any Affiliate.

12.

Transferability of Awards. Unless otherwise provided in this Plan or otherwise determined by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. However, the Administrator may, at or after the grant of an Award other than an ISO, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Administrator, acting in its sole discretion and as required by the articles of association of the Company. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a.

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and kind of Shares that may be delivered under the Plan, the Share-based limitations under Section 15b, and/or the number, kind, and price of Shares covered by each outstanding Award.

b.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c.

Change in Control. In the event of a Change in Control, any or all outstanding Awards may be assumed by the successor corporation on an equitable basis, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards) on an equitable basis. The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Shares and Restricted Share Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration, received in the Change in Control by holders of ordinary shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely ordinary shares of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Share Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Share Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Share Units and Performance Units, as applicable, by the per share consideration received by holders of ordinary shares in the Change in Control), to be solely ordinary shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of ordinary shares in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, (A) an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed upon a Change in Control if the Company or its successor modifies any of such performance goals without the Participant's consent; provided, however, a modification to such performance goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption and (B) in the event of an involuntary termination of services of a Service Provider for any reason other than death, disability or cause within six (6) months following the consummation of a Change in Control, any of his or her Awards assumed or substituted in the Change in Control which are subject to vesting conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full. All such Accelerated Awards shall be exercisable for a period of one (1) year following termination, but in no event after expiration date of such Award.

14.	Tax Withholding.

a.

Withholding Requirements. Prior to the issue or delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold or cause to be deducted or withheld, or require a Participant to remit to the Company or its Affiliates, an amount sufficient to satisfy national, federal, state, provincial, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

b.

Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares for repurchase having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.	Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

a.	Grant of Incentive Share Options. If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

i.

Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of three million (3,000,000) Shares may be issued as ISOs under the Plan.

ii.	General Rule. Only employees of the Company or any Parent or Subsidiary shall be eligible for the grant of ISOs.

iii.

Continuous Employment. Unless otherwise provided under the Code, the ISO will cease to be treated as an ISO unless the Optionee remains in the continuous employ of the Company or its Parent or Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised (or such longer periods as may be permitted by provisions in each Service Provider’s contract with the Company, such as the employment agreement, that predates this Plan, or in the event termination is due to death or Disability). A leave of absence approved by the Company may exceed three (3) months if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then on the first day following the first three (3) months of such leave, the Optionee’s employment will be deemed terminated for this purpose and any ISO held by the Optionee will cease to be treated as an ISO if not exercised within three (3) months after the deemed termination date.

iv.	Award Agreement.

(1)

The Administrator shall designate Options granted as ISOs in the Award Agreement. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars (U.S.$100,000), Options will not qualify as an ISO. For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares are granted.

(2)	The Award Agreement shall specify the term of the ISO. The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3)

The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4)	The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

v.

Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator in accordance with Section 6(e)(iii).

vi.	“Disability,” for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

vii.

Notice. In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition. In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

b.

Performance-based Compensation. If the Company grants an Award as “performance-based compensation” for which it claims deductions that are subject to the Code Section 162(m) limitation on its U.S. tax returns, then the following terms shall control over any contrary provision contained in the Plan and be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code:

i.

Outside Directors. All grants of Awards intended to qualify as Qualified Performance- Based Awards and determination of terms applicable thereto shall be made by the Administrator or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable regulations under Section 162 of the Code, a subcommittee of the Administrator consisting of such of the members of the Administrator as do so qualify. Any action by such a subcommittee shall be considered the action of the Administrator for purposes of the Plan.

ii.

Applicability. This Section 15(b) will apply only to those Covered Employees, or to those persons who the Administrator determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Administrator to receive Qualified Performance-Based Awards. The Administrator may, in its discretion, grant Awards not intended to qualify as Qualified Performance-Based Awards to Covered Employees that do not satisfy the requirements of this Section 15(b).

iii.

Maximum Amount. Subject to the provisions of Section 13, the maximum number of Shares that can be subject to Awards granted to any individual Participant in the aggregate in any one fiscal year of the Company is three million (3,000,000) Shares. For purposes of this limitation:

(1)

For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of three million (3,000,000) Shares on the Grant Date; and

(2)

The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of three million (3,000,000) Shares on the Grant Date.

iv.

Performance Criteria. All performance criteria must be objective and be established in writing prior to the beginning of the Performance Period or at later time as permitted by Section 162(m) of the Code and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the performance goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established. Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria. In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1)	Increased revenue;

(2)	Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3)	Share price measures (including but not limited to growth measures and total shareholder return);

(4)	Market share;

(5)	Earnings per Share (actual or targeted growth);

(6)	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7)	Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8)

Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9)	Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10)	Expense measures (including but not limited to overhead cost and general and administrative expense);

(11)	Margins;

(12)	Shareholder value;

(13)	Total shareholder return;

(14)	Proceeds from dispositions;

(15)	Total market value; and

(16)	Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

c.

Share Options and SARs Exempt from Section 409A of the Code. If the Administrator grants Options or SARs to Service Providers subject to U.S. taxation, the Company must qualify as an eligible issuer of service recipient shares within the meaning of Section 409A of the Code with respect to such Service Provider (unless the Option or SAR otherwise complies with Section 409A of the Code), and the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Section 409A of the Code.

16.

Grants to Foreign Nationals. Awards may be granted to Service Providers who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to grants to Services Providers in the United States as in the judgment of the Administrator may be necessary or desirable in order to recognize differences in local law or tax policy, and such Awards shall be considered granted pursuant to a non-U.S. sub-plan. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the company’s obligation with respect to tax equalization for employees on assignments outside their home country.

17.

No Effect on Employment or Service. Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company or any Affiliate of the Company, nor will they interfere in any way with the Participant's right or the Company's or its Affiliates’ right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.

Effective Date. The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within twelve (12) months of such adoption. Upon approval of the Plan by the shareholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

19.

Term of Plan. The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by shareholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

20.	Amendment and Termination of the Plan.

a.	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

b.	Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c.

Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.	Conditions Upon Issuance of Shares.

a.

Legal Compliance. The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply with Applicable Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b.

Corporate Restrictions on Rights in Shares. Any Shares to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the memorandum and articles of association of the Company. In addition, either at the time an Award is granted or by subsequent action, the Administrator may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales or other subsequent transfers by a Participant, or a holder of Shares acquired pursuant to the Plan, of any Share issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant(s), and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

c.

Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other Applicable Law any Shares issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Shares for exemption from the Securities Act or other Applicable Law, then the Company may, but shall not be required to, take such action at its own expense. The Company may require from each Participant, or each holder of Shares acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require any such person to agree to lock-up terms as the Company may deem advisable or appropriate.

d.

Investment Representations. As a condition to the exercise of an Award, the Shares to be issued pursuant to such Award shall have been effectively registered under the Securities Act, or the Participant exercising such Award shall have made such written representations and warranties to the Company (upon which the Company believes it may reasonably rely) as the Administrator may deem necessary or appropriate for the purposes of confirming that the issuance of the Shares pursuant to such Award will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all Applicable Laws, including but not limited to that the Participant is acquiring the Shares only for investment and without any present intention to sell or distribute such Shares.

e.

Placement of Legends; Stop Orders; etc. Each Share to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 20d in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such Shares. All certificates for Shares or other securities delivered under the Plan shall be subject to such share transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of any share exchange upon which the Shares are then listed, and any Applicable Law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

22.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23.

Repricing; Exchange And Buyout of Awards. The repricing or termination and subsequent repricing of Options or SARs at a lower purchase price per Share than the original grant is permitted without prior shareholder approval. The Administrator may authorize the Company to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards, subject to the consent of any Participant whose rights would be impaired. The Administrator may at any time repurchase Options with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

24.

Substitution and Assumption of Awards. The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, share awards, share options, Share Appreciation Rights or similar awards granted by another entity (including an Affiliate), if such assumption, substitution or replacement is in connection with an asset acquisition, share acquisition, merger, consolidation or similar transaction involving the Company (and/or its Affiliate) and such other entity (and/or its affiliate). The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of ordinary shares that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Administrator, in its discretion, determines is appropriate.

25.	Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of New York.

Adopted by the Board of Directors on October 12, 2010